UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):   September 22, 2005

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MICROTEK MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Georgia	0-24866	58-1746149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 Deerfield Parkway, Suite 300, Alpharetta, Georgia 30004
(Address of principal executive office)   (zip code)

Registrant’s telephone number, including area code:   (678) 896-4400

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(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into Material Definitive Agreement.

On September 22, 2005, the Compensation Committee of the Board of Directors approved and adopted two bonus plans under which employees of Microtek Medical Holdings, Inc. (the “Company”) are eligible to participate.

The Long-Term Performance Bonus Plan provides for award of restricted stock under the Company’s previously adopted 1999 Long-Term Incentive Plan beginning in 2007 subject to satisfaction of various determination criteria based on the Company’s annual operating results. These criteria include requirements that (1) net revenues of the Company for the preceding year must increase over net revenues of the Company for the prior year, (2) the Company’s market capitalization at the end of the preceding year must equal or exceed a specified benchmark market capitalization at the end of such year, and (3) the rate of increase in Company’s EBITDA for the preceding year must exceed a specified base growth rate in the Company’s EBITDA. If all of these determination criteria are satisfied, then a bonus pool from which bonuses may be paid is calculated for such year equal to a specified percentage of that portion of the Company’s EBITDA for the preceding year which exceeds a specified increased amount of the Company’s EBITDA over prior years. The Compensation Committee may from time to time designate participation levels for eligible participants in the Plan pursuant to award agreements set forth in the Plan. The amount of bonuses under the Plan are based upon each Participant’s allocated percentage multiplied by the amount of the bonus pool available for any particular year. Payments of bonuses are to be made in the form of restricted stock awards under the Company’s 1999 Long-Term Incentive Plan, as amended, as previously approved by the Company’s shareholders. These restricted stock awards vest in 25% increments on each anniversary date of the restricted stock award over four years provided that the recipient’s employment has not previously been terminated.

The Company’s Sale of Business Bonus Program is designed to increase the value of the Company to the Company’s shareholders in the event of a change of control of the Company. The Sale of Business Bonus Program establishes a bonus pool determined based on a percentage of appreciation in the price of the Company’s common stock from a pre-established base amount to the price of a share of the Company’s common stock at which the event constituting a change of control (as defined) of the Company occurs. These amounts remain consistent with the amounts established under the Company’s previously reported Sale of Business Bonus Program. The Compensation Committee’s approval and adoption of the Sale of Business Bonus Program extends for three years the Company’s existing Sale of Business Program which would otherwise expire on October 20, 2005.

The bonus pools under each of the bonus plans described above may be allocated among employees of the Company as from time to time determined by the Compensation Committee of the Board of Directors, and each of the bonus programs may be modified from time to time as determined by the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements. N/A

(b)	Pro Forma Financial Information. N/A

(c)	Exhibits.

Exhibit Number	Description

10.1	Long-Term Performance Bonus Plan including the forms of Award Agreement and Restricted Stock Agreement

10.2	Sale of Business Bonus Program including the form of Award Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTEK MEDICAL HOLDINGS, INC.

Date: September 23, 2005	By: /s/ Dan R. Lee
Dan R. Lee, Chairman, President and Chief Executive Officer

Exhibit Number	Description

10.1	Long-Term Performance Bonus Plan including the forms of Award Agreement and Restricted Stock Agreement

10.2	Sale of Business Bonus Program including the form of Award Agreement

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